Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Shell Company Report on Form 20-F of our report dated January 11, 2021, relating to the financial statements of Legato Merger Corp. We also consent to the reference to us under the caption “Statement by Experts” in the Shell Company Report.

/s/ WithumSmith+Brown, PC
New York, New York October 22, 2021